POWER OF ATTORNEY AND AUTHENTICATION DOCUMENT Know all by these presents, that the undersigned hereby constitutes and appoints each of Kathleen Peacock, Robyn Koyner, William Morris, Shana Stone, Lucy Seda, and Ty Otis signing singly, the undersigned’s true and lawful attorney-in-fact to: 1. Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Morningstar, Inc. (“Morningstar”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; 2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission (“SEC”) and any national quotation system, national securities exchange, stock exchange or similar authority; and 3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney and Authentication Document shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and Authentication Document and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Morningstar assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. Furthermore, the undersigned attests and agrees to the use of an electronic signature to authenticate the undersigned’s typed, conformed signature, appearing on any report or other document that is filed with, or submitted to, the SEC by or on behalf of the undersigned, Morningstar, Inc. or any of its affiliates, employees or agents. The undersigned also agrees and acknowledges that the undersigned’s electronic signature constitutes the legal equivalent of the undersigned’s manual signature for purposes of authenticating the undersigned’s typed, conformed signature on any such filing or submission, including on any exhibit thereto. The undersigned further attests and agrees that the undersigned has and will maintain exclusive possession and control of any credential (e.g., password, cryptographic key or token) that is used to authenticate the undersigned’s identity for this purpose.

This Power of Attorney and Authentication Document shall remain in full force and effect until the undersigned is no longer an officer or director of the Company nor required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by Morningstar, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact. [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of December 2024. Signature Print Name /s/Michael Holt Michael Holt